Exhibit 1.1

EXECUTION VERSION

FIRST FOUNDATION INC.

$150,000,000

3.50% Fixed-to-Floating Rate Subordinated Notes due 2032

UNDERWRITING AGREEMENT

January 20, 2022

Piper Sandler & Co.,

as Representative of the Underwriters

named in Schedule I hereto,

c/o Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

FIRST FOUNDATION INC., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (each, an “Underwriter” and, collectively, the “Underwriters”), for whom Piper Sandler & Co. is acting as representative (the “Representative”), $150,000,000 principal amount of its 3.50% Fixed-to-Floating Rate Subordinated Notes due 2032 (each a “Note” and collectively, the “Notes”). The Notes will be issued pursuant to an Indenture, to be dated as of January 24, 2022, between the Company, as issuer, and U.S. Bank N.A., as the trustee (the “Trustee”), as supplemented by the First Supplemental Indenture to be dated as of January 24, 2022 (collectively, the “Indenture”), between the Company and the Trustee. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a “shelf registration statement” on Form S-3 (Registration No. 333-239396) covering the registration of securities, including the Notes, under the Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder (collectively, such act and the rules and regulations of the Commission, the “Securities Act”), which registration statement became effective on July 2, 2020. Such registration statement, as amended by any and all post-effective amendments thereto, to be used in connection with the public offering and sale of the Notes, including the base prospectus therein (the “Base Prospectus”) and the exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is referred to herein as the “Registration Statement.” The preliminary prospectus supplement, dated January 20, 2022, describing the Notes and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, are collectively referred to herein as the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Notes and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is referred to herein as a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Notes and the offering thereof (collectively, the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Notes or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act (“Rule 173”). References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus for the Notes shall refer to both the prospectus supplement and the Base Prospectus components of each such prospectus.

In the event that the Company shall file a registration statement pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) in connection with the offering of the Notes, then, from and after the date of such filing, all references herein to the “Registration Statement” shall be deemed to mean and include such Rule 462(b) Registration Statement, mutatis mutandis, unless otherwise expressly stated or the context otherwise requires.

As used in this Agreement:

“Applicable Time” means 3:30 p.m. (New York City time) on January 20, 2022, or such other date or time as agreed by the Company and the Representative in writing.

“Final Term Sheet” means the final term sheet set forth on Schedule III hereto, reflecting the final terms of the Notes.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Notes (including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a ‘‘road show that is a written communication” within the meaning of Rule 433(d)(8)(i),whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any Issuer-Represented Free Writing Prospectus or any amendment or supplement to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Notes as contemplated by Section 3(m) of this Agreement.

Section 1.         Representations and Warranties of the Company.

The Company represents and warrants to each of the several Underwriters, as of the date hereof and as of the Closing Date (as defined below), as follows:

(a)                Filer Status; S-3 Eligibility. At the time of filing the Registration Statement, at the time of each subsequent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, at the Applicable Time and at the Closing Date, the Company met the then applicable requirements for use of Form S-3 under the Securities Act, including compliance with General Instruction I.B.1 of Form S-3. At the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Notes, the Company was not, nor is an “ineligible issuer,” as defined in Rule 405. The Company is subject to the reporting requirements of the Exchange Act and, during the last 12 months, has timely filed all reports required thereby. The Company meets the requirements for use of Form S-3 under the Securities Act specified in Financial Industry Regulatory Authority (“FINRA”) Rule 5110(h)(1)(C).

(b)                Effectiveness. The Registration Statement was declared effective by the Commission on July 2, 2020 and any post-effective amendments thereto filed prior to the date of this Agreement have also been declared effective by the Commission. Any Rule 462(b) Registration Statement has become or will become effective upon filing thereof with the Commission. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement (or any document incorporated or deemed to be incorporated therein by reference pursuant to the Exchange Act) has been complied with.

(c)                Conformity with Securities Act; No Misstatement or Omission. At the respective times the Registration Statement, any amendment thereto, and any Rule 462(b) Registration Statement were declared or became effective, at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, at each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act, and at the Applicable Time and the Closing Date, the Registration Statement and any amendments thereto complied, comply and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “TIA”), and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company makes no representation and warranty with respect to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the TIA. As of the date the Prospectus or any amendment or supplement thereto was issued and as of the Closing Date, neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act, complied when so filed (or, in the case of any preliminary prospectus or part thereof that was not filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(b), complied as of its date), and each Prospectus and any amendments or supplements thereto filed pursuant to Rule 424(b) under the Securities Act complied when so filed (or, in the case of any Prospectus or amendment or supplement thereto that was not filed pursuant to Rule 424(b), complied as of its date), in all material respects with the Securities Act and each preliminary prospectus and the Prospectus and any amendments or supplements thereto delivered to the Underwriters for use in connection with the offering of the Notes (whether to meet requests of purchasers pursuant to Rule 173 or otherwise) was identical, except for any de minimis changes, to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                General Disclosure Package; Free Writing Prospectuses. As of the Applicable Time, neither (x) all Issuer-Represented General Use Free Writing Prospectuses (as defined above) issued at or prior to the Applicable Time, as applicable, the Final Term Sheet, and the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Notes, did not, does not and will not include any information that materially conflicted, conflicts or will conflict with the information contained in the Registration Statement, or the Prospectus, in each case including the documents incorporated and deemed to be incorporated by reference therein. The representations and warranties in this Section l(c) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the Underwriters’ Information (as defined below) described as such in Section 7 hereof.

(e)                No Distribution of Offering Material by the Company. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Notes, or otherwise is prepared to market the Notes, other than the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus reviewed and consented to by the Representative.

(f)                 Conformity with Exchange Act; No Misstatement or Omission. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package, or the Prospectus, at the respective time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the Exchange Act, and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material contracts or other documents required to be described in such incorporated documents or the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to such incorporated documents or the Registration Statement, the General Disclosure Package or the Prospectus which have not been described or filed as required.

(g)                Summaries of Laws and Agreements. The statements set forth in the General Disclosure Package or Prospectus under the captions “Risk Factors,” “Description of Common Stock and Preferred Stock,” “Description of Debt Securities,” and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes or certain provisions of the Company’s certificate of incorporation and bylaws or Delaware law, and under the caption “Supervision and Regulation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, insofar as they purport to describe the provisions of the laws, rules, regulations and documents referred to therein, are accurate and complete in all material respects. Each Transaction Document (as defined below) conforms in all material respects to the description thereof contained in the Registration Statement, General Disclosure Package, and the Prospectus.

(h)                Description of Agreements and Filing of Exhibits. There are no contracts, instruments or documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act which have not been so described or filed.

(i)                 Organization and Good Standing. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below).

(j)                 Subsidiaries. Each of the Company’s “significant subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership, limited liability company, statutory trust or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus. Each of the Company’s significant subsidiaries is duly qualified as a foreign corporation, partnership, limited liability company, statutory trust or other entity, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s significant subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as described in the Registration Statement or the Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (other than any corporations, associations or other entities that, in the aggregate, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X).

(k)                Bank and Governmental Regulatory Matters. The deposit accounts of First Foundation Bank, a California state-chartered bank and wholly-owned subsidiary of the Company (the “Bank”), are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”). No proceeding for the revocation or termination of such deposit insurance has been instituted or is pending or, to the knowledge of the Company, is threatened. Except as disclosed in the General Disclosure Package or the Prospectus, the Company and its significant subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System, the California Department of Financial Protection and Innovation and the FDIC) applicable to them, except where the failure to so comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)                 No Material Adverse Effect. Subsequent to the respective dates as of which information is contained in the Registration Statement, the General Disclosure Package and the Prospectus, except as disclosed therein, (i) neither the Company, nor any of its subsidiaries, has incurred any liabilities, direct or contingent or any loss or interference with its business that is material to the Company and its subsidiaries considered as a whole, whether from fire, explosion, flood or other calamity (and whether or not covered by insurance), or from any labor dispute or any action or order or decree of any federal, state, local or foreign court arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) that would have a Material Adverse Effect (as defined below), (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, other than cash or stock dividends in the normal course of business consistent with past practice, and (iii) any change or development that would reasonably be expected to cause a prospective material adverse change in the management, or in the business or business prospects, consolidated financial position, consolidated shareholders’ equity, earnings, assets liabilities, consolidated results of operations, or condition (financial or otherwise) of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”).

(m)              Capitalization. The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the heading “Capitalization.” The authorized capital stock of the Company conforms and will conform in all material respects as to legal matters to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(n)                Authorization and Enforceability of Notes. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for in the manner set forth in this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and will be entitled to the benefits of the Indenture.

(o)                Authorization, Qualification and Enforceability of Indenture. The Indenture has been duly authorized by the Company and is duly qualified under the TIA and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and will conform to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(p)                Conformity to Disclosure. The Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(q)                Authorization; Authority. The Company has the requisite corporate power and authority to enter into this Agreement, the Notes and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Company and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been, or, for the Transaction Documents other than this Agreement, will be prior to the Closing Date, duly and validly taken. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 7 of this Agreement, may be limited by federal or state securities law or the public policy underlying such laws.

(r)                 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Regulatory Agency (as defined below) is necessary or required for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Notes or the consummation of the transactions contemplated in this Agreement, except as have been already obtained or as may be required under the Securities Act, the securities laws of any state or non-U.S. jurisdiction or the rules of FINRA.

(s)                 Derivatives. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of the subsidiaries or for the account of a customer of the Company or one of the subsidiaries, were entered into in the ordinary course of business and in accordance in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of the subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t)                 Independent Accountant. Eide Bailly, LLP (“Eide Bailly”), who has certified and expressed its opinion with respect to certain of the consolidated financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board and Eide Bailly is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company.

(u)                No Conflicts; Consents. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Notes by the Company, the compliance by the Company with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the use of proceeds from the sale of the Notes as described in the General Disclosure Package or the Prospectus under the caption “Use of Proceeds”), do not and will not (i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company, each as amended through the date hereof, or the organizational documents of any significant subsidiary and (ii) except as would not reasonably be expected to result in a Material Adverse Effect and will not materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement, will not (x) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any significant subsidiary pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or give rise to the accelerated due date of any payment due under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any subsidiary is a party or by which the Company or any significant subsidiary or their respective properties may be bound or affected or (y) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any significant subsidiary or any of their respective properties. All consents, approvals, licenses, qualifications, authorizations or other orders of any court, regulatory body, administrative agency or other governmental agency or body that are required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, including the issuance, sale, authentication and delivery of the Notes, have been obtained, except such consents, approvals authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

(v)                No Adverse Ratings. No “nationally recognized statistical rating organization” (as defined in Rule 436(g)(2) under the Securities Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of its significant subsidiaries or to any securities of the Company or any of its significant subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of or any review (or of any potential or intended review) for a possible adverse change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any adverse change in the outlook for any rating of the Company or any of its significant subsidiaries or any securities of the Company or any of its significant subsidiaries.

(w)              No Registration Rights. No person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Notes to be sold by the Company hereunder.

(x)                Material Contracts. Except as would not reasonably be expected to have a Material Adverse Effect, the material contracts to which the Company or any of its subsidiaries is a party, have been duly and validly authorized, executed and delivered by the Company or its subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or its subsidiaries, as the case may be, enforceable by and against it or its subsidiaries, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(y)                No Proceedings or Actions. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(z)                No Restrictions on Subsidiaries. Except as disclosed in each of the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the FDIC or the Federal Reserve (other than orders applicable to banks and their holding companies and their subsidiaries generally) or any other federal or state bank regulatory authorities with jurisdiction over any subsidiary, under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(aa)             Title to Properties. The Company and each subsidiary has good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or (ii) those that would not reasonably be expected to have a Material Adverse Effect. Any real property and buildings held under lease or sublease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases. Neither the Company nor any subsidiary has any notice of any claim that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except claims that would not be reasonably expected to have a Material Adverse Effect.

(bb)            No Contemplated Asset or Stock Sale. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any subsidiary or business unit or any similar business combination transaction which would be material to the Company and its subsidiaries taken as a whole.

(cc)             Intellectual Property. The Company owns, is licensed or otherwise possesses adequate rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as it is currently conducted and as described in each of the General Disclosure Package and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect. No claims have been asserted against the Company by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property except as would not reasonably be expected to have a Material Adverse Effect.

(dd)            No Violation or Default. Except as described in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is (a) in violation of its charter, bylaws or other organizational documents, as applicable; (b) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, mortgage, deed of trust, lease, franchise, license, indenture or permit; or (c) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (b) and (c) above, as would not reasonably be expected to have a Material Adverse Effect.

(ee)          Environmental Laws. The Company and its subsidiaries are and at all prior times were, in compliance with Environmental Laws and Regulations, except where failure to be so in compliance would not be reasonably expected to have a Material Adverse Effect. “Environmental Laws and Regulations” shall mean any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment or natural resources, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Neither the Company nor its subsidiaries has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any release or threat of release of Hazardous Materials.

(ff)           Regulatory Proceedings. Except as described in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter (including, without limitation, any notification from the Federal Reserve of a proposal to increase the minimum capital requirements of the Company or any of its subsidiaries, pursuant to the Federal Reserve’s authority under 12 U.S.C. 3907(a)(2)) from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of its business or relates to its capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception that has been asserted by any Regulatory Agency in any report or written statement in connection with any examination of the Company or any subsidiary which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The application of the proceeds received by the Company from the issuance, sale and delivery of the Notes as described in the General Disclosure Package, and the Prospectus, will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries or their respective businesses, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(gg)         Reportable Transactions. Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1).

(hh)          Taxes. Except as disclosed in the General Disclosure Package, the Company and each subsidiary has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon to the extent that such taxes have become due and are not being contested in good faith, and the Company does not have knowledge of any tax deficiency that has been or might be asserted or threatened against it or any subsidiary, in each case, that would reasonably be expected to have a Material Adverse Effect. All material tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(ii)	Investment Company Act and Investment Advisers Act.

(i)                 Neither the Company nor the Bank is required and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package or the Prospectus, will be required to register as an “investment company,” under the Investment Company Act of 1940, as amended.

(ii)               Except as may be disclosed in the General Disclosure Package and the Prospectus, any of the Company or its subsidiaries (A) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended (the “Advisers Act”) is in material compliance with, or registered, licensed or qualified pursuant to, the applicable rules and regulations thereunder and, to the extent applicable, such registration, license or qualification is in full force and effect; or (B) that is required to be registered, licensed or qualified as a broker-dealer (as such term is defined in the Investment Company Act) is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification and, to the extent applicable, such registration, license or qualification is in full force and effect, and is in compliance with all applicable laws requiring any such registration, licensing or qualification.

(iii)             The offering and sale of the Notes as contemplated by the General Disclosure Package and the Prospectus will not result in a violation by any of the Company or its significant subsidiaries of its respective obligations, if any, under the Advisers Act and the rules and regulations promulgated thereunder; and if and to the extent the consummation of the sale and offering of the Notes constitutes an “assignment” within the meaning of such term under the Advisers Act of any of the material management or investment advisory contracts to which the Company or either of its subsidiaries is a party, the Company or such subsidiary, as the case may be, has obtained such client consents as are necessary to ensure that such management or investment advisory contracts remain in force and that the Company and its subsidiaries remain in compliance with the Advisers Act and the rules and regulations promulgated thereunder; nor will consummation of the sale of the Notes adversely affect the ability of the Company and its subsidiaries to conduct their respective businesses in compliance with applicable law as described in the General Disclosure Package and the Prospectus, including, but not limited to, providing investment advisory services to clients and funds, whether or not such funds are registered under the Investment Company Act.

(jj)           Insurance. The Company and each of its subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate to protect its business on a consolidated basis, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of its subsidiaries, operations, personnel and businesses, all of which insurance is in full force and effect. There are no claims by the Company or any subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated, and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or any subsidiary under such policies.

(kk)           No Price Stabilization or Manipulation. Neither the Company nor to the knowledge of the Company, any affiliate of the Company nor, to the knowledge of the Company, any person acting on their behalf has taken, nor will the Company or any affiliate or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(ll)            Statistical and Market Data; Forward Looking Statements. The statistical, industrial and market-related data contained or incorporated by reference in the Prospectus or the General Disclosure Package is based on or derived from sources which the Company believes are reliable and accurate in all material respects and are presented on a reasonable basis in all material respects. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Prospectus or the General Disclosure Package has been made or reaffirmed with a reasonable basis and in good faith.

(mm)        Related Party Transactions. No transaction has occurred or relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and its officers, directors or shareholders, customers or suppliers, on the other hand, that is required by the Securities Act or the Exchange Act to have been described in the Registration Statement, the General Disclosure Package or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein and that is not so described as required.

(nn)            Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would reasonably be expected to have a Material Adverse Effect.

(oo)            Governmental Licenses. The Company and each subsidiary has all franchises, licenses, permits, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary to own, lease and operate their respective properties and currently necessary for the operation of their respective businesses, except where the failure to possess currently such franchises, licenses, permits, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written notice of proceedings relating to the revocation or modification of any such franchise, license, permit, certificate or other authorizations that, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(pp)            Financial Statements. The audited consolidated financial statements and related notes and supporting schedules of the Company and the subsidiaries incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus (the “Financial Statements”) present fairly, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved, except as expressly stated in the related notes thereto, and the requirements of Regulation S-X. The financial data set forth under the caption “Capitalization” in the General Disclosure Package and the Prospectus has been prepared on a basis consistent with that of the Financial Statements. The unaudited as adjusted financial information and related notes and supporting schedules of the Company and the subsidiaries contained in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the requirements of Regulation S-X in all material respects and have been properly presented on the basis described therein, and give effect to assumptions used in the preparation thereof that are on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines thereto. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Exchange Act, as applicable.

(qq)         Nasdaq Listing and Compliance. The Company is in compliance in all material respects with the requirements of the Nasdaq Global Market (the “Nasdaq”) for continued listing of its Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of its Common Stock under the Exchange Act or the listing of its Common Stock on the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of the Nasdaq. The Company will comply with all requirements of the Nasdaq with respect to the issuance of the Notes.

(rr)            Internal and Disclosure Controls. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that have been designed by, or under the supervision of, its principal executive and financial officer, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

(ss)          Commission Cease-and Desist Orders. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Notes.

(tt)           No Unlawful Payments. Neither the Company, nor any subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or any law, rule or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997 (the “Convention”); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company has instituted and maintains procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the Convention, the FCPA and similar laws, rules and regulations based on the business of the Company as conducted on the date hereof.

(uu)         Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, Title 18 U.S. Code section 1956 and 1957, the Patriot Act and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. Each of the Company and its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with the Money Laundering Laws.

(vv)         No Sanctions. None of the Company, any subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries is (A) an individual or entity currently subject to or, to the Company’s knowledge, a target of any U.S. sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”). The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ww)        No Previous Sales. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any debt securities during the six-month period preceding the date hereof.

(xx)            No Broker’s Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(yy)          Compliance with ERISA. Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any of the subsidiaries or their “ERISA Affiliates” are in compliance with ERISA, except where the failure to be in compliance with ERISA would not result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, its subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and, to the knowledge of the Company and its subsidiaries, nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.

(zz)          Environmental Actions. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any subsidiary (or, to the knowledge of the Company, any of their predecessors in interest for whose acts or omissions the Company or its subsidiaries is or could reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by the Company or any subsidiary in violation of any Environmental Laws and Regulations or order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any subsidiary or with respect to which the Company or any subsidiary have knowledge; in each of the foregoing cases, except as would not reasonably be expected to have a Material Adverse Effect. As used in this Section 1(zz), the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(aaa)        IT Systems and Data. (i) The Company is not aware of any security breach or other compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability; (ii) neither the Company nor any of its subsidiaries have been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in any material security breach or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their respective IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court, arbitrator or governmental or regulatory authority and internal policies relating to the privacy and security of IT Systems and Data and to the reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(bbb)        FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Notes is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.

(ccc)          General Matters. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Notes shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.	Purchase, Sale and Delivery of the Notes.

(a)            The Notes. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the respective principal amount of the Notes set forth opposite each Underwriter’s name in Schedule I hereto at a purchase price equal to 98.50% of the principal amount thereof plus accrued interest, if any, from January 24, 2022 to the Closing Date.

(b)            Public Offering of the Notes. Upon the authorization by the Representative of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus. The Underwriters hereby advise the Company that each intends to offer for sale to the public, initially on the terms set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the aggregate principal amount of the Notes as soon after this Agreement has been executed as each Underwriter, in its sole judgment, has determined is advisable and practicable. The Company acknowledges and agrees that the Underwriters may offer and sell the Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Notes purchased by it to or through any Underwriter.

(c)            Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company. It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for the Notes which such Underwriter has agreed to purchase. Piper Sandler & Co., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by Piper Sandler & Co. by the Closing Date (as defined below) but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)            Closing Date. Delivery of the Notes to be purchased by the Underwriters by electronic book entry through the facilities of The Depository Trust Company (“DTC”) to the account specified by each Underwriter, payment therefor and the documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Notes and any additional documents requested by the Representative pursuant to Section 5(n) hereof, shall be made at the offices of Manatt, Phelps & Phillips, LLP, One Embarcadero Center, 30th Floor, San Francisco, CA 94111 (or such other place as may be agreed to by the Company and the Representative, including by electronic exchange of documents) at 9:00 a.m. New York City time, on January 24, 2022, or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing is called the “Closing Date”). As used herein, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

(e)             Delivery of the Notes. The Company shall deliver, or cause to be delivered, by electronic book entry through the facilities of DTC, to the account specified by each Underwriter, the Notes at the Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The global notes representing the Notes shall be registered in the name of Cede & Co., or such other nominee as may be designated by DTC, at least two full business days prior to the Closing Date at a location in New York City as the Underwriters may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters. It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for the Notes which such Underwriter has agreed to purchase.

Section 3.	Additional Covenants.

The Company further covenants and agrees with each of the Underwriters as follows:

(a)            Filing of Prospectus; Certain Notifications. To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the Securities Act and to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof. During the Prospectus Delivery Period (as defined below), the Company shall promptly advise the Underwriters in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the General Disclosure Package, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the General Disclosure Package or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the General Disclosure Package, any free writing prospectus or the Prospectus. If the Commission shall enter any such stop order at any time, the Company will use commercially reasonable efforts to obtain the lifting of such order as promptly as practicable. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(b)            Representative’s Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Notes is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “Prospectus Delivery Period”), the Company (i) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not file any amendment or supplement to the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representative’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. During the Prospectus Delivery Period, prior to amending or supplementing any preliminary prospectus, the General Disclosure Package or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. During the Prospectus Delivery Period, the Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                Free Writing Prospectuses. The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to the Underwriters, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as the Underwriters may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Notes (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)                Amendments and Supplements to General Disclosure Package. If, during the Prospectus Delivery Period, the General Disclosure Package is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package so that the General Disclosure Package does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the General Disclosure Package conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the General Disclosure Package to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when delivered to a prospective purchaser, not misleading or so that the General Disclosure Package, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the General Disclosure Package, as amended or supplemented, will comply with applicable law.

(e)            Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the applicable state securities or blue sky laws or the securities laws of such other jurisdictions designated by the Representative, and shall comply with such laws and continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or known threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the withdrawal thereof as promptly as practicable.

(f)             Delivery of Prospectus. Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and from time to time, to furnish the Underwriters in New York City with copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement in such quantities as the Representative may from time to time reasonably request.

(g)            Amendments and Supplements to the Prospectus and Other Securities Act Matters. During the Prospectus Delivery Period, if any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Underwriters’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

(h)           Earnings Statement. The Company will make generally available to its security holders as soon as practicable an earnings statement that satisfied the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement; provided, however, that the requirements of this Section 3(i) shall be satisfied to the extent that such reports, statements, communications, financial statements or other documents are available on EDGAR. Except as disclosed in the General Disclosure Package and the Prospectus under “Use of Proceeds,” from the date of this Agreement and continuing through and including the date that is the New York Business Day following the Closing Date, the Company will not, and will not permit any subsidiary to, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of its subsidiaries.

(i)                 Future Reports to the Representative. For so long as any amounts under the Notes remain outstanding, to furnish to the Representative (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, comprehensive income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; and (iv) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that the requirements of this Section 3(i) shall be satisfied to the extent that such reports, statements, communications, financial statements or other documents are available on EDGAR.

(j)                 Use of Proceeds. To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(k)                Rule 462(b) Filing. If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(l)                 Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Notes is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the Nasdaq all reports and documents required to be filed under the Exchange Act.

(m)              Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative, an “electronic Prospectus” to be used by the Representative in connection with the offering and sale of the Notes. As used herein, the term “electronic Prospectus” means a form of General Disclosure Package, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Notes; (ii) it shall disclose the same information as the paper General Disclosure Package, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to the General Disclosure Package us at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the General Disclosure Package.

(n)                Stand Off Agreement. Between the date of this Agreement and the Closing Date, the Company and its subsidiaries will not, without the prior consent of the Representative, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) other than the Notes of the Company or its subsidiaries.

(o)                No Stabilization or Manipulation. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Notes or any reference security with respect to the Notes, whether to facilitate the sale or resale of the Notes or otherwise.

(p)                Final Term Sheet. The Company shall prepare the Final Term Sheet reflecting the final terms of the Notes and the offering thereof, in the form of Schedule III hereto (and containing such other information as the Company and the Representative may agree), and file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representative with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such documents to which the Representative or counsel to the Underwriters shall reasonably object.

(q)                NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a “nationally recognized statistical rating organization” (“NRSRO”) as defined in Section 3(a)(62) of the Exchange Act while any Notes remain outstanding.

Section 4.	Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including any fees and expenses related to the use of book-entry notes and all printing and engraving costs), (ii) all fees and expenses of the Trustee of the Notes, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the General Disclosure Package, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and each of the Transaction Documents, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or reasonably incurred by the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Underwriters, preparing and printing a “Blue Sky Survey” or memorandum and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) reasonable out-of-pocket expenses of the Underwriters incurred in connection with the transactions contemplated by this Agreement, upon request made from time to time, including without limitation, legal fees and expenses, marketing, syndication and travel expenses, (viii) costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Notes, (ix) the costs and expenses of the Company relating to investor presentations on any “road show,” including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, (x) the cost of preparing and providing any CUSIP or other identification numbers for the Notes, (xi) any fees charged by rating agencies for rating the Notes, and (xii) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement. Except as set forth in this Section 4 or Section 8, each Underwriter shall pay its own expenses.

Section 5.	Conditions to the Obligations of the Underwriters.

The obligations of the Underwriters hereunder, as to the Notes to be delivered on the Closing Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. The Prospectus containing the Rule 430B Information shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(d)(8)) and in accordance with Section 3(a) hereof, the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; and, to the extent applicable, the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)                Opinion and Negative Assurance Letter of Counsel for the Underwriters. Manatt, Phelps & Phillips, LLP, counsel for the Underwriters, shall have furnished to the Representative such counsel’s opinion and negative assurance letter, each dated as of the Closing Date, with respect to matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)                Opinion and Negative Assurance Letters of Counsel for the Company. Sheppard, Mullin, Richter & Hampton LLP, counsel for the Company, shall have furnished to the Representative such counsel’s written opinion and negative assurance letter, each dated as of the Closing Date, in form and substance reasonably satisfactory to the Representative.

(d)                Eide Bailly Comfort Letter. At the time of execution of this Agreement, Eide Bailly, independent registered public accountants for the Company, shall have furnished to the Representative a letter dated the date hereof, except that the specified date referred to therein shall be a date not more than three business days prior to such date, as the case may be, addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to the Public Company Accounting Oversight Board (United States) Auditing Standards 6101 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package, and each free writing prospectus, if any.

(e)                RSM US LLP Comfort Letter. At the time of execution of this Agreement, RSM US LLP, independent auditor for TGR Financial, Inc., shall have furnished to the Representative a letter dated the date hereof, except that the specified date referred to therein shall be a date not more than three business days prior to such date, as the case may be, addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to the Public Company Accounting Oversight Board (United States) Auditing Standards 6101 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package, and each free writing prospectus, if any.

(f)                 Bring-down Comfort Letters. The Representative shall have received from Eide Bailly, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, which letter shall: (i) reaffirm the statements made in the letter furnished pursuant to Section 5(d), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date; and (ii) cover certain financial information contained in the Prospectus.

(g)                No Ratings Agency Change. On or after the date hereof, there shall not have occurred any downgrading in the rating accorded to the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities.

(h)                Indenture. The Indenture shall have been executed and delivered by each party thereto and an executed copy thereof shall have been provided to the Representative.

(i)                 DTC. On the Closing Date, the global notes representing the Notes shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(j)                 Officers’ Certificate. The Company shall have furnished or caused to be furnished to the Representative on the Closing Date certificates of officers of the Company satisfactory to the Representative to the effect that (i) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are to their knowledge contemplated or threatened by the Commission, and (iv) no event of default under the Indenture or default with notice and/or lapse of time that would be an event of default in respect of the Notes has occurred and is continuing, and as to such other matters as the Representative may reasonably request. Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the sale of the Notes contemplated hereby shall be deemed a representation and warranty by the Company to the Underwriters and shall be deemed to be a part of Section 1 and incorporated therein by reference.

(k)                Chief Financial Officer’s Certificate. If requested by the Representative, on the date hereof and the Closing Date, the Underwriters shall have received a certificate executed by the Chief Financial Officer of the Company, dated the date hereof and the Closing Date, respectively, with respect to certain financial data contained in the Registration Statement, the General Disclosure Package or the Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to the Representative, dated the date hereof and the Closing Date, respectively.

(l)                 Additional Documents. The Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice from the Representative to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7, Section 11, Section 13, Section 14, and Section 16 shall at all times be effective and shall survive such termination.

Section 6.	Reimbursement of the Underwriters’ Expenses.

If this Agreement is terminated by the Representative pursuant to Section 5 or Section 10, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure for any reason on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including, but not limited to, fees and disbursements of counsel, marketing, syndication, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7.	Indemnification.

(a)                Indemnification of the Underwriters. The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees, partners and agents, and each person, if any, who controls the Underwriters within the meaning of the Securities Act or the Exchange Act (a “controlling person”) against any losses, claims, damages, liabilities or expenses, joint or several, as incurred, to which they or such affiliate, director, officer, employee, partner, agent or controlling person may become subject, under the Securities Act the Exchange Act, or any federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or any materials provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes, including any roadshow or written investor presentations provided to investors by the Company (whether in person or electronically) (“marketing material”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Underwriters and each such affiliate, director, officer, employee, agent, partner and controlling person for any expenses (including the fees and disbursements of counsel) reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action as such expenses are incurred; provided, that neither the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, or any amendment or supplement thereto, are (i) the discount figure appearing in the Prospectus in the fifth paragraph of the section entitled “Underwriting” and (ii) the two paragraphs appearing in the Prospectus under the heading “Stabilization” in the section entitled “Underwriting” relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and, if applicable, penalty bids in which the Underwriters may engage (collectively, the “Underwriters’ Information”)). Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) and the contribution provided for in paragraph (d) below shall not apply to the Bank to the extent that such indemnification or contribution, as the case may be, by the Bank is found by the Federal Reserve or other applicable federal banking regulatory authority, or in a final judgment by a court of competent jurisdiction, to constitute a covered transaction under Section 23A of the Federal Reserve Act.

(b)                Indemnification of the Company, its Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each controlling person of the Company, if any, against any losses, claims, damages, liabilities or expenses, as incurred, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Representative), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or such individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with the Underwriters’ Information; and will reimburse the Company and each such director, officer and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representative have furnished to the Company expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, or the Prospectus (or any amendment or supplement to the foregoing) is the Underwriters’ Information.

(c)                Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give promptly the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount which such Underwriter received in underwriting discounts and commissions pursuant to this Agreement has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company and the Bank in this subsection (d) to contribute are joint and several. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(f)                 Other Liability. The obligations of the Company and the Bank under this Section 7 shall be in addition to any liability which the Company or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Securities Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the several obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company, within the meaning of the Securities Act.

Section 8.	Default of One or More of the Several Underwriters.

(a)                If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder on the Closing Date, the Representative may in its discretion arrange for it or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Notes on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Notes, or the Company notifies the Representative that it has so arranged for the purchase of such Notes, the Representative or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)                If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate amount of such Notes which remains unpurchased does not exceed one-tenth of the aggregate amount of all the Notes to be purchased at the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Notes which such Underwriter agreed to purchase hereunder at the Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in Section 8(a) hereof, the aggregate amount of such Notes which remains unpurchased exceeds one-tenth of the aggregate amount of all the Notes to be purchased at the Closing Date, or if the Company shall not exercise the right described in Section 8(b) hereof to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 4 hereof, the reimbursement of expenses of the underwriters as provided in Section 6 hereof, and the indemnity and contribution and other agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Section 9.	Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes and any termination of this Agreement.

Section 10.	Termination of this Agreement.

Prior to the purchase of the Notes by the Underwriters on the Closing Date, this Agreement may be terminated by the Representative by written notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by Nasdaq, or trading in securities generally on any Nasdaq market or the New York Stock Exchange shall have been suspended or materially limited, or the minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, California or New York regulatory authorities or a material restriction shall have been imposed on banking activities or operations by such regulatory authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, including a widespread outbreak of epidemic illnesses (including the novel coronavirus COVID-19 to the extent that there is a material worsening of such outbreak that actually occurs after the date hereof in the markets in which the Company operates), or any substantial change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the General Disclosure Package or the Prospectus or to enforce contracts for the sale of the securities; (iv) in the reasonable judgment of the Representative there shall have occurred any Material Adverse Change; (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured or (vi) the rating assigned by any NRSRO to any debt securities of the Company as of the date hereof shall have been lowered or withdrawn since the date hereof or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Section 4 or Section 6 hereof or (b) the Underwriters to the Company; provided, however, that the provisions of Section 7, and Section 16 shall at all times be effective and shall survive such termination.

Section 11.	No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) in connection with the sale of the Notes, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement; (b) the interest rate and price of the Notes set forth in this Agreement was established following discussions and arm’s length negotiations between the Company and the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees, depositors or creditors of the Company.

Section 12.	Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied (to the extent a number is provided below) or sent via electronic mail and confirmed to the parties hereto as follows:

If to the Representative:	Piper Sandler & Co. 1251 Avenue of the Americas, 6th Floor New York, NY 10020 Attention: General Counsel Facsimile: (212) 466-7796 E-mail: jennifer.docherty@psc.com

with a copy to:	Manatt, Phelps & Phillips, LLP One Embarcadero Center, 30th Floor San Francisco, CA 94111 Attention: Craig Miller Facsimile: (415) 291-7490 E-mail: cmiller@manatt.com

If to the Company:

First Foundation Inc.

200 Crescent Court, Suite 1400

Dallas, TX 75201

Attention: Kevin L. Thompson, Executive Vice President and Chief Financial Officer

Facsimile: (949) 732-7478

Email: kthompson@ff-inc.com

With a copy to:	Sheppard, Mullin, Richter & Hampton LLP 650 Town Center Drive, 10th Floor Costa Mesa, CA 92626 Attention: Joshua A. Dean Facsimile: (714) 428-5991 Email: jdean@sheppardmullin.com

Any such statements, requests, notices or agreements shall take effect upon receipt thereof. Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 13.	Successors

This Agreement will inure to the benefit of and be binding upon the parties hereto including any substitute Underwriters pursuant to Section 8 hereof and to the benefit of the affiliates, directors, officers, employees, agents, partners and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from the Underwriters merely by reason of such purchase.

Section 14.	Governing Law Provisions.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 15.	Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 16. General Provisions.

(a)                Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

(b)                This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

(c)                This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(d)                This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(e)                Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Bank.

Very truly yours, FIRST FOUNDATION INC.

By:	/s/ Kevin L. Thompson
	Name:	Kevin L. Thompson
	Title:	Executive Vice President and Chief Financial Officer

Very truly yours, FIRST FOUNDATION BANK

By:	/s/ Kevin L. Thompson
	Name:	Kevin L. Thompson
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

PIPER SANDLER & CO.,

as Representative of the Underwriters

By:	/s/ Jennifer Docherty
Name: Jennifer Docherty
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

$150,000,000

3.50% Fixed-to-Floating Rate Subordinated Notes due 2032

Underwriter	Principal Amount of the Notes
Piper Sandler & Co.	$75,000,000
D.A. Davidson & Co.	$52,500,000
Stephens Inc.	$22,500,000

SCHEDULE II

Issuer-Represented General Use Free Writing Prospectuses

1. Investor Presentation, filed with the Commission on January 20, 2022

2. The Final Term Sheet for the Notes

SCHEDULE III

Final Term Sheet for the Notes

First Foundation Inc.

$150 Million

3.50% Fixed to Floating Rate Subordinated Notes due 2032

Term Sheet

This Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Other information (including other financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the information contained herein. Capitalized terms used in this Term Sheet but not defined have the meanings given them in the Preliminary Prospectus Supplement.

Issuer:	First Foundation Inc. (the “Company”)

Security:	3.50% Fixed to Floating Rate Subordinated Notes due 2032 (the “Notes”)

Aggregate Principal Amount:	$150,000,000

Rating:

BBB- by KBRA

A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

Trade Date:	January 20, 2022

Settlement Date:	January 24, 2022 (T + 2)

Final Maturity Date (if not previously redeemed):	February 1, 2032

Coupon:	3.50% per annum, from and including the Settlement Date, to but excluding February 1, 2027, payable semi-annually in arrears. From and including February 1, 2027 to, but excluding the maturity date or earlier redemption date, a floating per annum rate equal to the then current three-month SOFR (as defined in the prospectus supplement under “Description of the Notes — Interest”), provided, however, that in the event three-month SOFR is less than zero, three-month SOFR shall be deemed to be zero, plus 204 basis points, payable quarterly in arrears.

Interest Payment Dates:	Interest on the Notes will be payable semi-annually on February 1 and August 1 of each year through February 1, 2027, and quarterly thereafter on February 1, May 1, August 1, and November 1 of each year through maturity date or earlier redemption date. The first interest payment will be made on August 1, 2022.

Record Dates:	The 15th calendar day immediately preceding the applicable interest payment date

Day Count Convention:	30/360 to but excluding February 1, 2027, and, thereafter, a 360-day year and the number of days actually elapsed.

Optional Redemption:	The Company may, at its option, beginning with the interest payment date of February 1, 2027 and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to but excluding the date of redemption.

Special Redemption:	The Company may redeem the Notes, in whole but not in part, at any time, including prior to February 1, 2027, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date.

Denominations:	$1,000 minimum denominations and $1,000 integral multiples thereof.

Use of Proceeds:	The Company intends to use the net proceeds from this offering for general corporate purposes, which may include, without limitation, providing capital to support organic growth or growth through strategic acquisitions, financing investments, capital expenditures, investments in First Foundation Bank to support regulatory capital, and repaying up to $30 million of indebtedness.

Price to Public:	100.00%

Underwriters’ Discount:	1.50% of principal amount

Proceeds to Issuer (after underwriters’ discount, but before expenses):	$147,750,000

Ranking:

The Notes will be unsecured, subordinated obligations of the Company and:

•    will rank junior in right of payment and upon the Company’s liquidation to any of the Company’s existing and all future Senior Debt (as defined in the indenture pursuant to which the Notes will be issued and described under “Description of the Notes” in the preliminary prospectus supplement);

•    will rank equal in right of payment and upon the Company’s liquidation with any of the Company’s existing and all of its future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•    will rank senior in right of payment and upon the Company’s liquidation to any of its future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•    will be effectively subordinated to the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of the Company’s subsidiaries, including without limitation First Foundation Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of September 30, 2021, on a consolidated basis, the Company had total outstanding indebtedness, deposits and other liabilities of approximately $7.0 billion, all of which would rank senior in right of payment to the Notes. In connection with the Company’s acquisition of TGR Financial, Inc., which was consummated on December 17, 2021, the Company assumed $24.2 million of subordinated notes that would rank pari passu with the Notes.

CUSIP/ISIN:	32026V AA2 / US32026VAA26

Book-Running Manager:	Piper Sandler & Co.
`
Co-Managers:	D.A. Davidson & Co. Stephens Inc.

The Company has filed a shelf registration statement (File No. 333-239396) (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by emailing Piper Sandler & Co. fsg-dcm@psc.com.